Exhibit 99.1

FRANKLIN FINANCIAL NETWORK, INC. NAMES J. MYERS JONES, III CHIEF EXECUTIVE OFFICER;

SIGNS NEW EMPLOYMENT AGREEMENTS WITH MANAGEMENT TEAM

Franklin, Tenn. – September 3, 2019 – Franklin Financial Network, Inc. (the “Company”) (NYSE: FSB), the parent company of Franklin Synergy Bank (the “Bank”), announced today that J. Myers Jones, III has been named Chief Executive Officer of the Company and Bank, effective August 28, 2019. Mr. Jones has been with the Bank since 2009, serving as its Chief Credit Officer and, since March 2019, as Interim Chief Executive Officer. Mr. Jones has over 40 years of experience in banking.

Additionally, the Company announced that Lee M. Moss has been named President of Franklin Financial Network, a title he also holds with the Bank.

“The Board is thrilled to remove the interim label from Myers Jones and Lee Moss,” said James W. Cross, IV, Chairman of the Company and Bank. “After six months of searching and deliberation, we are confident we have made the best decision for all of our stakeholders. They will continue to provide strong leadership and continuity as the Board moves forward with our ongoing succession planning process.”

In addition to Mr. Jones and Mr. Moss, the Company announced it has signed new three-year employment agreements with other members of its Executive Management Team, including veteran bankers Christopher J. Black, Chief Financial Officer; David J. McDaniel, IV, Chief Lending Officer; Eddie A. Maynard, Jr., Chief Credit Officer; Terry R. Howell, Corporate Risk Officer and Interim Chief Operating Officer; and Ashley P. Hill, III, Chief Banking Officer.

Commenting on his newly appointed position as Chief Executive Officer, Jones noted, “This management team is one of the best with whom I have worked in my career. The expertise and leadership this group provides to our organization is invaluable. I’m proud of the team we have assembled and am confident our investors, customers, and community will recognize our commitment to ensuring the success of the Company, as demonstrated through the execution of our strategic growth and profitability initiatives.”

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FSB Names J. Myers Jones, III Chief Executive Officer

September 3, 2019

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, our long-term strategic goals. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “strategies” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation’s actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 19, 2019. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company’s wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.1 billion at June 30, 2019, the Bank currently operates through 15 branches in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Contact:

Chris Black

EVP, Chief Financial Officer

(615) 721-6096

chris.black@franklinsynergy.com

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